For Immediate Release:

Investor Relations Contact: Joe Allman
Republic Airways Holdings
Tel. (317) 246-2612

Republic Airways Holdings reports second quarter 2015 financial results

Indianapolis, Indiana (August 6, 2015) - Republic Airways Holdings Inc. (NASDAQ/NM: RJET) today reported financial results for the second quarter of 2015.

Republic's pre-tax income for the second quarter of 2015 was $9.1 million, compared to $33.3 million for the prior year's second quarter. Republic's net income for the second quarter of 2015 was $4.3 million, or $0.08 per diluted share compared to prior year net income of $20.1 million or $0.38 per diluted share. The effective tax rate of 52.7% for the quarter was higher than the normalized tax rate, primarily due to the impact of miscellaneous non-deductible expenses.

The second quarter 2015 financial results were negatively impacted by a significant reduction in operational reliability. The Company's controllable completion factor and operating revenues were significantly lower than expected due to a high number of pilot related cancellations as a result of the growing national pilot labor shortage and our on-going labor dispute with International Brotherhood of Teamsters (IBT).

The second quarter results were also negatively impacted by fleet transition costs and idled aircraft costs totaling $10.8 million associated with our removal of E190 and Q400 aircraft and surplus E145 aircraft.

The Company reported the following key metrics for the three and six months ended June 30, 2015, and 2014:

	Three Months ended June 30,			Six Months ended June 30
(Unaudited)	2015	2014	% Increase / Decrease	2015	2014	% Increase/Decrease
(in millions, except as noted with *)
Available seat miles (ASMs)	3,628	3,715	(2.3)%	7,118	7,081	0.5%
Block hours (hours)	182,357	191,748	(4.9)%	359,925	377,361	(4.6)%
Departures*	103,761	106,499	(2.6)%	200,388	209,848	(4.5)%
Operating revenues	$337.6	$343.0	(1.6)%	$678.6	$680.5	(0.3)%
Pre-tax income	$9.1	$33.3	(72.7)%	$20.3	$56.1	(63.8)%
Pre-tax Margin*	2.7%	9.7%	-7.0 pts	3.0%	8.2%	-5.2 pts
Diluted earnings per share*	$0.08	$0.38	(78.9)%	$0.21	$0.65	(67.7)%
EBITDA	$85.9	$105.3	(18.4)%	$173.1	$199.2	(13.1)%
EBITDA margin*	25.4%	30.7%	-5.3 pts	25.5%	29.3%	-3.8 pts

Operating Revenue Highlights
Operating revenues decreased $5.4 million, or 1.6%, during the second quarter of 2015 to $337.6 million. Fixed-fee service revenue decreased $4.5 million, or 1.3%, to $332.6 million primarily due to a decrease in block hours flown and reduced revenues related to reimbursed aircraft ownership costs associated with aircraft temporarily removed from revenue service during the second quarter.

Operating Expense Highlights
Wages and benefits expenses increased 3.6%, or $3.3 million, primarily due to an increase in pilot wages. The cost per block hour for pilot salaries increased by more than 15%, due to seniority related contract wage increases and pilot premium pay incentive programs such as vacation buy-back and pilot open-time pickup.

Depreciation and amortization expense increased 10.7%, or $4.5 million, due primarily to the increase in the number of owned E175 aircraft.

Other expenses increased 31.0%, or $11.3 million, primarily due to an increase in fleet transition costs primarily related to the removal of Q400 and E190 aircraft coupled with costs for increased professional fees.

Balance Sheet and Liquidity Highlights
The Company's unrestricted cash balance decreased $32.3 million, to $191.6 million, from December 31, 2014, due mainly to scheduled principal repayments. A consolidated balance sheet and a condensed statement of cash flows have been included in the tables section of this release.

The Company's debt decreased to $2.25 billion as of June 30, 2015, compared to $2.34 billion at December 31, 2014, primarily related to the Company's scheduled principal repayments.

Recent Business Developments
On July 9, 2015, the IBT, representing Republic’s pilots, filed suit against the Company alleging that the Company unilaterally increased compensation for pilots and new hires in violation of the Railway Labor Act. We believe the suit is without merit, and the Company has filed a motion to dismiss. The motion is currently pending.

On July 24, 2015, the Company announced the engagement of Seabury Group as its advisor to restructure the Company's operational and financial commitments and explore all options to maintain the Company's enterprise value. The Company has initiated discussions with its CPA partners to further reduce flying schedules during the second half of 2015 and 2016. In light of the anticipated fleet reductions, the Company rescinded all previously issued financial and operational guidance on July 24, 2015.

On August 5, 2015, the Company announced that Tim Dooley resigned as Executive Vice President, Chief Financial Officer and appointed Joe Allman to Senior Vice President, Chief Financial Officer. Jason Secore assumed Mr. Allman's prior role as Vice President Finance and Treasurer.

On August 6, 2015, the Company received notice from the National Mediation Board scheduling the next mediated session on August 20, 2015, with the IBT National Airline Division, IBT Local 357, and the Company.

Today, the Company is announcing Paul Kinstedt as acting Chief Operating Officer. Paul joined the Company in January 2002 as Director of Systems Operations Control. He was promoted to Vice President of System Operations Control in September 2006 and served in that capacity until January 2013, when he was named Vice President of Flight Operations. He has a Bachelor of Science degree in Aviation Science from Parks College of Saint Louis University in St. Louis Missouri and his Masters of Business Administration from Illinois Benedictine College.

Corporate Information
Republic Airways Holdings Inc., based in Indianapolis, Indiana, is an airline holding company that owns Republic Airlines and Shuttle America, collectively “the airlines.” As of June 30, 2015, the airlines operate a combined fleet of about 240 aircraft and offer scheduled passenger service on about 1,250 flights daily to about 100 cities in the U.S. and Canada through fixed-fee flights operated under our major airline partner brands, including American Eagle, Delta Connection, United Express, and US Airways Express. The Company currently employs about 6,500 aviation professionals. For more information about Republic Airways, please visit our website at www.rjet.com.

The Company will conduct a telephone briefing to discuss its second quarter 2015 results at 11 a.m. (Eastern time) Friday, August 7, 2015. This call is being webcast by Thomson/Reuters and can be accessed at the Republic Airways Holdings' website, www.rjet.com. Those wishing to participate can do so by calling (866) 318-8614. International callers can participate by calling +1 (617) 399-5133; the passcode is 59165818.

To listen to a telephone replay of the webcast, call (888) 286-8010 and use password 39042126. International telephone replay will be available by calling +1 (617) 801-6888 and using the same password. The replay will be available from 3 p.m. (Eastern time) August 7, 2015, to 11:59 p.m. (Eastern time) August 14, 2015.

Additional Information
In addition to historical information, this release contains forward-looking statements. Republic Airways Holdings Inc. may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “may,” “will,” “should,” “plan,” “estimate,” “predict,” “potential,” “continue,” or “likely” and similar expressions as well as the negative of such expressions are used to identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent filing with the Securities and Exchange Commission.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (In millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Increase / (Decrease)	2015	2014	% Increase / (Decrease)
OPERATING REVENUES:
Fixed-fee service	$332.6	$337.1	(1.3)%	$668.1	$665.5	0.4%
Other	5.0	5.9	(15.3)%	10.5	15.0	(30.0)%
Total operating revenues	337.6	343.0	(1.6)%	678.6	680.5	(0.3)%
OPERATING EXPENSES:
Wages and benefits	95.1	91.8	3.6%	189.2	181.0	4.5%
Aircraft fuel	3.9	5.6	(30.4)%	7.6	12.9	(41.1)%
Landing fees and airport rents	6.2	6.6	(6.1)%	12.1	13.8	(12.3)%
Aircraft and engine rent	31.1	31.3	(0.6)%	62.3	62.4	(0.2)%
Maintenance and repair	64.1	61.7	3.9%	131.3	126.0	4.2%
Insurance and taxes	4.9	4.4	11.4%	9.8	10.9	(10.1)%
Depreciation and amortization	46.7	42.2	10.7%	92.7	83.5	11.0%
Impairment and other charges	—	—	—%	—	19.9	(100.0)%
Other	47.7	36.4	31.0%	94.5	72.9	29.6%
Total operating expenses	299.7	280.0	7.0%	599.5	583.3	2.8%

OPERATING INCOME	37.9	63.0	(39.8)%	79.1	97.2	(18.6)%
OTHER INCOME (EXPENSE):
Interest expense	(30.1)	(29.8)	1.0%	(60.1)	(59.6)	0.8%
Fair value gain - restructuring asset	—	—	—%	—	18.4	(100.0)%
Other, net	1.3	0.1	1,200.0%	1.3	0.1	1,200.0%
Total other expense	(28.8)	(29.7)	(3.0)%	(58.8)	(41.1)	43.1%

INCOME BEFORE INCOME TAXES	9.1	33.3	(72.7)%	20.3	56.1	(63.8)%

INCOME TAX EXPENSE	4.8	13.2	(63.6)%	9.6	22.0	(56.4)%

NET INCOME	4.3	20.1	(78.6)%	10.7	34.1	(68.6)%

NET INCOME PER COMMON SHARE - BASIC	$0.08	$0.40	(80.0)%	0.21	0.69	(69.6)%
NET INCOME PER COMMON SHARE - DILUTED	$0.08	$0.38	(78.9)%	0.21	0.65	(67.7)%

Weighted average common shares:
Basic	50.9	49.8	2.2%	50.5	49.7	1.6%
Diluted	51.0	52.9	(3.6)%	50.8	52.9	(4.0)%

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED) (In millions, except share and per share amounts)

	June 30,	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$191.6	$223.9
Restricted cash	20.1	21.7
Receivables - net of allowance for doubtful accounts of $2.4 and $2.6, respectively	28.4	20.7
Inventories	63.6	60.9
Prepaid expenses and other current assets	17.3	15.6
Deferred income taxes	16.4	16.4
Total current assets	337.4	359.2
Aircraft and other equipment, net	2,845.4	2,860.9
Maintenance deposits	49.7	53.2
Intangible and other assets, net	221.8	220.7
Total assets	$3,454.3	$3,494.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$305.2	$309.0
Accounts payable	27.7	19.3
Accrued liabilities	156.4	142.9
Total current liabilities	489.3	471.2
Long-term debt - less current portion	1,949.5	2,030.2
Deferred credits and other non-current liabilities	85.6	88.1
Deferred income taxes	293.7	284.0
Total liabilities	2,818.1	2,873.5
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.001 par value; one vote per share;150,000,000 shares authorized; 60,471,513 and 59,821,243 shares issued and 50,897,032 and 50,024,780 shares outstanding, respectively	—	—
Additional paid-in capital	432.3	427.4
Treasury stock, 9,546,147 shares at cost	(183.9)	(183.9)
Accumulated other comprehensive loss	(2.1)	(2.2)
Accumulated earnings	389.9	379.2
Total stockholders' equity	636.2	620.5
Total liabilities and stockholders' equity	$3,454.3	$3,494.0

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (In millions)

	Six Months Ended June 30,
	2015	2014

NET CASH FROM OPERATING ACTIVITIES	$118.3	$153.5

INVESTING ACTIVITIES:
Purchase of aircraft and other equipment	(155.8)	(286.8)
Proceeds from sale of aircraft and other assets	89.5	8.6
Aircraft deposits	(6.5)	—
Change in restricted cash	1.6	(0.8)

NET CASH USED IN INVESTING ACTIVITIES	(71.2)	(279.0)

FINANCING ACTIVITIES:
Payments on debt	(148.8)	(146.8)
Proceeds from debt issuance and refinancing	159.9	258.3
Payments on early extinguishment of debt and refinancing	(91.0)	—
Proceeds from exercise of stock options	2.7	0.9
Other, net	(2.2)	(1.9)

NET CASH PROVIDED (USED) FROM FINANCING ACTIVITIES	(79.4)	110.5

NET CHANGES IN CASH AND CASH EQUIVALENTS	(32.3)	(15.0)
CASH AND CASH EQUIVALENTS—Beginning of period	223.9	276.7
CASH AND CASH EQUIVALENTS—End of period	$191.6	$261.7

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES UNAUDITED OPERATING HIGHLIGHTS

Operating Highlights	Three Months Ended June 30,
	2015	2014	Change

Operating aircraft at period end:
44-50 seats[6]	41	45	(8.9)%
69-99 seats[7]	201	192	4.7%
Block hours[4]	182,357	191,748	(4.9)%
Departures	103,761	106,499	(2.6)%
Passengers carried	5,850,319	5,899,696	(0.8)%
Revenue passenger miles ("RPM") (millions)[1]	2,947	3,036	(2.9)%
Available seat miles ("ASM") (millions)[2]	3,628	3,715	(2.3)%
Passenger load factor[3]	81.2%	81.7%	-0.5 pts
Cost per ASM, including interest expense (cents)	9.09	8.34	9.0%
Cost per ASM, including interest expense and excluding fuel expense (cents)	8.98	8.19	9.6%
Average daily utilization of each aircraft (hours)[5]	9.2	9.8	(6.1)%
Average length of aircraft flights (miles)	493	503	(2.0)%
Average seat density	71	69	2.9%

1.	Revenue passenger miles are the number of scheduled miles flown by revenue passengers.

2.	Available seat miles are the number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

3.	Passenger load factor is revenue passenger miles divided by available seat miles.

4.	Hours from takeoff to landing, including taxi time.

5.	Average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

6.
Excludes 11 owned E140 aircraft that were abandoned and four leased E140 aircraft that were permanently parked, seven owned and nine leased E145 aircraft that were temporarily parked, and one owned E135 aircraft and eight owned E145 aircraft that are leased to other operators, as of June 30, 2015. Excludes 11 owned E140 aircraft that were abandoned, 11 leased E145 aircraft and two owned E145 aircraft that were temporarily parked as of June 30, 2014.

7.
Excludes five leased Q400 aircraft, of which; three were temporarily parked and two that were transitioned to Flybe and three owned E170 aircraft that are leased to other operators, as of June 30, 2015. Excludes two temporarily parked E190 aircraft as of June 30, 2014.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES UNAUDITED OPERATING HIGHLIGHTS

Operating Highlights	Six Months Ended June 30,
	2015	2014	Change

Operating aircraft at period end:
44-50 seats[6]	41	45	(8.9)%
69-99 seats[7]	201	192	4.7%
Block hours[4]	359,925	377,361	(4.6)%
Departures	200,388	209,848	(4.5)%
Passengers carried	10,869,181	11,038,416	(1.5)%
Revenue passenger miles ("RPM") (millions)[1]	5,565	5,602	(0.7)%
Available seat miles ("ASM") (millions)[2]	7,118	7,081	0.5%
Passenger load factor[3]	78.2%	79.1%	-0.9 pts
Cost per ASM, including interest expense (cents)[8]	9.27	8.82	5.1%
Cost per ASM, including interest expense and excluding fuel expense (cents)	9.16	8.64	6.0%
Average daily utilization of each aircraft (hours)[5]	9.1	9.4	(3.2)%
Average length of aircraft flights (miles)	501	495	1.2%
Average seat density	71	68	4.4%

1.	Revenue passenger miles are the number of scheduled miles flown by revenue passengers.

2.	Available seat miles are the number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

3.	Passenger load factor is revenue passenger miles divided by available seat miles.

4.	Hours from takeoff to landing, including taxi time.

5.	Average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

6.
Excludes 11 owned E140 aircraft that were abandoned and four leased E140 aircraft that were permanently parked, seven owned and nine leased E145 aircraft that were temporarily parked, and one owned E135 aircraft and eight owned E145 aircraft that are leased to other operators, as of June 30, 2015. Excludes 11 owned E140 aircraft that were abandoned, 11 leased E145 aircraft and two owned E145 aircraft that were temporarily parked as of June 30, 2014.

7.
Excludes five leased Q400 aircraft, of which; three were temporarily parked and two that were transitioned to Flybe and three owned E170 aircraft that are leased to other operators, as of June 30, 2015. Excludes two temporarily parked E190 aircraft as of June 30, 2014.

8.
Costs (in 2014) includes total operating, interest and impairment expenses offset by fair value gain. Total operating and interest expenses, including impairment and fair value gain is not a calculation based on accounting principles generally accepted in the United States of America and should not be considered as an alternative to total operating expenses. Costs per available seat mile utilizing this measurement is included as it is a measurement recognized by the investing public relative to the airline industry.

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to its comparable GAAP basis financial measures. The Company believes that the non-GAAP financial measures provide investors meaningful measurements of the Company's financial performance.

EBITDA:

($ in millions)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income	$4.3	$20.1	$10.7	$34.1
Plus:
Income tax expense	4.8	13.2	9.6	22.0
Interest expense	30.1	29.8	60.1	59.6
Depreciation and amortization	46.7	42.2	92.7	83.5
EBITDA	$85.9	$105.3	$173.1	$199.2
EBITDA margin %	25.4%	30.7%	25.5%	29.3%